Exhibit 10.6
TRUIST FINANCIAL CORPORATION
2022 INCENTIVE PLAN
(AMENDED AND RESTATED AS OF APRIL 28, 2026)

Restricted Stock Unit Agreement
(Non-Employee Directors)

Name of Participant:	[NAME]
Grant Date:	[DATE]
Shares:	[NUMBER]
Vesting Schedule: 100%	[DATE]
Delivery Schedule:	On Vesting
THIS AGREEMENT (the “Agreement”), made effective as of the “Grant Date” noted above, between TRUIST FINANCIAL CORPORATION, a North Carolina corporation (“TFC”) for itself and its Affiliates (referred to both collectively and individually as the “TFC Group”), and the Non-Employee Director specified above (the “Participant”), is made pursuant to and subject to the provisions of the Truist Financial Corporation 2022 Incentive Plan (amended and restated as of April 28, 2026), as it may be further amended from time to time (the “Plan”).
In consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Incorporation of Plan. The rights and duties of TFC and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which also are incorporated herein by reference. If there is a conflict between this Agreement and the Plan, the Plan will govern. Unless otherwise provided herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.Grant of Restricted Stock Units. TFC grants the Participant an award of Restricted Stock Units (the “Award”) for the number of whole shares specified above (the “Shares”) of TFC Common Stock, $5.00 par value per share (“Common Stock”). Prior to distribution of the Shares under the Award, the Award will represent an unsecured obligation of TFC, payable (if at all) only from TFC’s general assets.
3.Vesting of Award. The Award is unvested at grant. Subject to the terms of this Agreement (including Sections 4 and 5), portions of the Award will vest on the vesting date set forth above (the “Vesting Date”). Vesting does not mean that the Participant has a non-forfeitable right to the vested portion of the Award. The terms of this Agreement, including Sections 5 and 20, continue to apply to the Award. The Administrator has sole authority to determine whether and to what degree the Award has vested, been earned, and is payable, and to interpret the terms and conditions of this Agreement and the Plan.

Exhibit 10.6
4.Forfeiture of Award. Except as otherwise provided in this Section 4, if the Participant’s service with the TFC Group terminates for any reason prior to the end of the Vesting Schedule, then the Award, to the extent not vested as of the Participant’s termination of service date, will be forfeited immediately upon such termination, and the Participant will have no further rights with respect to the Award. The Administrator will have sole discretion to determine if a Participant’s rights have terminated, including the authority to determine the basis for the Participant’s termination of service.
(a)Death or Disability. If the Participant’s service as a Director with the TFC Group is terminated due to death or Disability, the Award will become fully vested upon the date of the Participant’s death or Disability without regard to the vesting schedule set forth in Section 3.
(b)Change of Control.
(i)Impact of Change of Control. In the event of a Change of Control, the Award will become fully vested as of the effective date of the Change of Control.
(ii)For purposes of this Section 4(b), a “Change of Control” will be deemed to have occurred on the earliest of the following dates: (A) the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with its affiliates, excluding employee benefit plans of the TFC Group, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of TFC representing thirty percent (30%) or more of the combined voting power of TFC’s then outstanding securities; (B) the date when, as a result of a tender offer or exchange offer for the purchase of securities of TFC (other than such an offer by TFC for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any consecutive twelve- (12-) month period constituted TFC’s Board, plus new directors whose election or nomination for election by TFC’s shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such twelve- (12-) month period (collectively, the “Continuing Directors”), cease for any reason during such twelve- (12-) month period to constitute at least two-thirds of the members of such board of directors; (C) the date that a transaction for the sale or disposition by TFC of all or substantially all of TFC’s assets (within the meaning of Section 409A) closes or is otherwise successfully consummated; or (D) the date that any one person, or more than one person acting as a group, acquires ownership of stock of TFC that, together with stock held by such person or group constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of TFC within the meaning of Section 409A.

Exhibit 10.6
5.Award Payout.
(a)Unless deferred pursuant to the Truist Financial Corporation Amended and Restated Non-Employee Directors’ Deferred Compensation Plan, as amended from time to time (the “Deferred Compensation Plan”), Award payout will be made to the Participant (or in the event of the Participant’s death, to the Participant’s beneficiary or beneficiaries) in a lump sum on or as soon as practicable following the dates contemplated by the Delivery Schedule set forth above (the “Delivery Dates”), or as otherwise set forth in Section 4.
(b)The Award payout will be payable in whole shares of Common Stock, unless otherwise determined by the Administrator in accordance with Section 12.6 of the Plan. Fractional Shares will not be issuable, and unless the Administrator determines otherwise, will be disregarded.
6.No Right to Continued Service. Neither the Plan, the grant of the Award, nor any other action related to the Plan will confer on the Participant any right to continue in the service of the TFC Group as a Director or in any other capacity or affect in any way the right of the TFC Group to terminate the Participant’s service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Administrator, all rights of the Participant with respect to the Award will terminate upon termination of the service of the Participant with the TFC Group. The grant of the Award does not create any obligation on the part of the TFC Group to grant any further awards.
7.Nontransferability of Award and Shares of Common Stock. The Award, and the right to any Award payout, will not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will or the laws of intestate succession, and any purported transfer will be null and void. The designation of a beneficiary in accordance with Plan procedures does not constitute a transfer; provided, however, that unless disclaimer provisions are specifically included in a beneficiary designation form accepted by the Administrator, no beneficiary of the Participant may disclaim the Award.
8.Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations, or agreements of the TFC Group with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations, or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, nonsolicitation agreement, noncompetition agreement, service agreement, or any other similar agreement between the Participant and the TFC Group, including any restrictive covenants contained in such agreements.
9.Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, and in accordance with applicable United States federal laws.
10.Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be amended or terminated only by the written agreement of the parties. The waiver by TFC of a breach of any provision of the Agreement by the Participant will not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Administrator will have unilateral authority to amend the Plan and this Agreement (without

Exhibit 10.6
Participant consent) to the extent necessary to comply with applicable law or changes to applicable law (including Section 409A and federal securities laws) or as otherwise permitted under the Plan or this Agreement, and the Participant consents to any such amendments to the Plan and this Agreement.
11.Issuance of Shares; Rights as Shareholder. The Participant and the Participant’s legal representatives, legatees or distributees will not be deemed to be the holder of any Shares subject to the Award and will not have any voting rights, dividend rights or other rights of a shareholder unless and until such Shares have been issued to the Participant or them. No Shares subject to the Award will be issued at the time of grant of the Award. Shares subject to the Award will be issued in the name of the Participant (or, if the Participant is deceased, in the name of the Participant’s beneficiary or beneficiaries) as soon as practicable after, and only to the extent that, the applicable Delivery Date has occurred and if such distribution is otherwise permitted under the terms of Section 5 herein. Neither dividends nor dividend equivalent rights will be granted in connection with the Award, and the Award will not be adjusted to reflect the distribution of any dividends on the Common Stock (except as may be otherwise provided under the Plan).
12.Withholding; Tax Matters; Fees.
(a)TFC or its Affiliate will report all income and in the event TFC determines it is required by law, prior to the delivery or transfer of Shares or any other benefit conferred under the Plan, the TFC Group or their agent will withhold all required local, state, federal, foreign, and other income tax obligations and any other amount required to be withheld by any governmental authority or law and paid over by the TFC Group to such authority for the account of such recipient. In accordance with procedures established by the Administrator (including procedures established by the Administrator after TFC’s adoption of ASU 2016-09, Compensation – Stock Compensation (Topic 718) dated March, 2016), the Participant may arrange to pay all applicable taxes in cash. In the event the Participant does not make such arrangements, such tax obligations will be satisfied by the withholding of Shares to which the Participant is entitled. The number of Shares to be withheld will have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to the amount of such obligations being satisfied.
(b)The TFC Group has made no warranties or representations to the Participant with respect to the tax consequences (including income tax consequences) related to the Award or issuance, transfer or disposition of Shares (or any other benefit) pursuant to the Award, and the Participant is in no manner relying on any member of the TFC Group or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences with respect to the Award (including the acquisition or disposition of the Shares subject to the Award) and that the Participant should consult a tax advisor prior to such acquisition or disposition. The Participant acknowledges that the Participant has been advised to consult with the Participant’s own attorney, accountant, or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the TFC Group has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

Exhibit 10.6
(c)All third-party fees relating to the release, delivery, or transfer of any Award or Shares will be paid by the Participant or other recipient. To the extent the Participant or other recipient is entitled to any cash payment from the TFC Group, the Participant authorizes the deduction of such fees from such payment(s) without further action or authorization of the Participant or other recipient; and to the extent the Participant or other recipient is not entitled to any such payments, the Participant or other recipient will pay TFC or its designee an amount equal to such fees immediately upon the third party’s charge of such fees.
13.Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, is vested in the Administrator, and the Administrator has all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding on the parties hereto. Any references to the Administrator include its designee, to the extent permitted under the Plan.
14.Notices. Any and all notices under this Agreement shall be in writing and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of TFC, to its Human Resources Division, 214 N Tryon Street, Charlotte, NC 28202, attention: Chief Human Resources Officer, and in the case of the Participant, to the last known address of the Participant as reflected in TFC’s Human Resources Information System.
15.Severability. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will continue to be binding and enforceable.
16.Compliance with Laws; Restrictions on Award and Shares. TFC may impose such restrictions on the Award and any shares of Common Stock relating to the payout of the Award as it may deem advisable, including restrictions under the federal securities laws, federal tax laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or shares of Common Stock. Notwithstanding any other provision in the Plan or this Agreement to the contrary, TFC is not obligated to issue, deliver, or transfer any shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including the requirements of the Securities Act). TFC may cause a restrictive legend or legends to be placed on any certificate for shares of Common Stock issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
17.Successors and Assigns. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the Participant and the Participant’s executors, administrators and permitted transferees and beneficiaries and TFC and its successors and assigns.
18.Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

Exhibit 10.6
19.Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, subject to any applicable laws to the contrary, any member of the TFC Group may reduce the amount of any benefit or payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to any member of the TFC Group that is or becomes due and payable, and the Participant will be deemed to have consented to such reduction; provided, however, that to the extent Section 409A is applicable, such offset will not exceed the greater of Five Thousand Dollars ($5,000) or the maximum offset amount then permitted under Section 409A.
20.Adjustment of Award. The Administrator has authority to make adjustments to the terms and conditions of the Award in recognition of unusual or nonrecurring events affecting the TFC Group, or the financial statements of the TFC Group, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.
IN WITNESS WHEREOF, TFC and the Participant have entered into this Agreement effective as of the Grant Date. Should the Participant fail to acknowledge his or her electronic acceptance of this Agreement, this Agreement may become null and void as of the Grant Date, and the Participant may forfeit any and all rights hereunder at the discretion of the Administrator.
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